Exhibit 10.1

SECOND AMENDMENT TO
CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT ("Second Amendment") is made as of the 31st day of March, 2012, among CELADON GROUP, INC. ("Borrower"), the lenders parties hereto (the "Lenders") and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

WITNESSETH:

WHEREAS, as of December 7, 2010, the parties hereto entered into a certain Credit Agreement, as amended (as amended, the "Agreement"); and

WHEREAS, the parties desire to further amend the Agreement, all as herein provided;

NOW, THEREFORE, in consideration of the premises, and the mutual promises herein contained, the parties agree that the Agreement shall be, and it hereby is, amended as provided herein and the parties further agree as follows:

PART I.  AMENDATORY PROVISIONS

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01.            Defined Terms.

Section 1.01 of the Agreement is hereby amended by substituting the following new definition in lieu of the existing like definition:

"Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of Borrower or Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party; provided, that for purposes of item (a) above, "material" means any basis for liability or loss which would subject Borrower or a Subsidiary to liability or loss in excess of $10,000,000 in the aggregate (to the extent not covered by independent third-party insurance as to which the insurer does not ultimately dispute coverage).

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.05    Prepayments. Section 2.05 of the Agreement is hereby amended by adding the following new paragraph (d) thereto:

(d)            Borrower shall make a mandatory prepayment of the Committed Loans in a minimum amount of $250,000 or a higher integral multiple of $10,000 upon a Loan Party's receipt of any proceeds from the sale or disposition of any trucks, truck-tractors, trailers or semitrailers, net of commissions and net of other reasonable and customary transaction costs, fees and expenses attributable to such sale or disposition.  Any prepayment of a Eurodollar Rate Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of Lenders in accordance with their respective Applicable Percentages.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01            Events of Default.  Section 8.01 of the Agreement is hereby amended by deleting Section 8.01(I) (Material Adverse Effect) as an Event of Default.

PART II.  CONTINUING EFFECT

Except as expressly modified herein:

(a)          All terms, conditions, representations, warranties and covenants contained in the Agreement shall remain the same and shall continue in full force and effect, interpreted, wherever possible, in a manner consistent with this Second Amendment; provided, however, in the event of any irreconcilable inconsistency, this Second Amendment shall control:

(b)          The representations and warranties contained in the Agreement shall survive this Second Amendment in their original form as continuing representations and warranties of Borrower; and

(c)           Capitalized terms used in this Second Amendment, and not specifically herein defined, shall have the meanings ascribed to them in the Agreement.

In consideration hereof, Borrower represents, warrants, covenants and agrees that:

(aa)         Each representation and warranty set forth in the Agreement, as hereby amended, remains true and correct as of the date hereof in all material respects, except to the extent that such representation and warranty is expressly intended to apply solely to an earlier date and except changes reflecting transactions permitted by the Agreement;

(bb)           There currently exist no offsets, counterclaims or defenses to the performance of the Obligations (such offsets, counterclaims or defenses, if any, being hereby expressly waived);

(cc)            Except as expressly waived in this Second Amendment, there does not exist any Event of Default or Default; and

(dd)           After giving effect to this Second Amendment and any transactions contemplated hereby, no Event of Default or Default is or will be occasioned hereby or thereby.

PART III. CONDITIONS PRECEDENT

Notwithstanding anything contained in this Second Amendment to the contrary, the Lenders shall have no obligation under this Second Amendment until each of the following conditions precedent have been fulfilled to the satisfaction of the Lenders:

(a)           Each of the conditions set forth in Section 4.02 of the Agreement shall have been satisfied;

(b)           The Agent shall have received this Second Amendment, duly executed by Borrower, the Agent and the Lenders in the form approved by the Agent;

(c)           All legal matters incident to this Second Amendment shall be reasonably satisfactory to the Lenders and their counsel.

PART IV. INDEPENDENT CREDIT DECISION

Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Second Amendment.

PART V. EXPENSES

Borrower agrees to pay or reimburse the Agent for all reasonable expenses of the Agent (including, without limitation, reasonable attorneys' fees) incurred in connection with this Second Amendment.

PART VI. COUNTERPARTS

This Second Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective officers duly authorized as of the date first above written.

"BORROWER"

CELADON GROUP, INC.

By: /s/ Paul Will
Title: COO

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Matthew Doye
Title: Vice President

BANK OF AMERICA, N.A., as Swing Line Lender, as L/C Issuer and as a Lender

By: /s/ Matthew Doye
Title: Vice President

WELLS FARGO BANK, N.A., a Lender

By: /s/ Kyle Lacey
Title: Relationship Manager

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